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                                                                   Exhibit 99.1


PRESS RELEASE                                             FOR IMMEDIATE RELEASE

FOR INFORMATION, CONTACT:

PRI Automation, Inc.
Stephen D. Allison
Chief Financial Officer
978-670-4270 x3129


                  PRI AUTOMATION REPORTS THIRD QUARTER RESULTS
                     AND CONTINUED STRONG BOOK-TO-BILL RATIO


BILLERICA, MA - JULY 19, 1999 - PRI Automation, Inc. (Nasdaq:PRIA, TSE:PRJ), the leader in semiconductor factory automation, today reported financial results for the third fiscal quarter ended June 27, 1999.

Net revenue for the quarter was $34.5 million, a 14% increase from second quarter fiscal 1999, and a 21% decrease from third quarter fiscal 1998. The net loss for the third quarter was $3.8 million, or $0.17 per share, excluding a charge for a tax valuation reserve and the termination of recording the tax benefits of current operating losses. The company ended the quarter with more than $60 million in cash.

The company's financial results in the third quarter included a non-cash charge of $7.2 million for a valuation reserve against its deferred tax assets under applicable accounting standards. The deferred tax assets, consisting of net operating loss carryforwards, remain available in future years to offset future taxable income and have been fully reserved for financial reporting purposes. Including this charge, net loss for the third quarter was $13.1 million, or $0.60 per share.

"We are very encouraged by the increase in bookings activity and business outlook. Our book-to-bill ratio was again above the industry average," said Mitch Tyson, president and chief executive officer. "We believe we are finally in the upturn."

Significant events this quarter included:

- Factory Systems Division received orders from two major Asian foundries and an order from Hitachi Semiconductor Europe GmbH, further opening inroads into Japanese semiconductor manufacturing.

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PRI AUTOMATION REPORTS THIRD QUARTER RESULTS
JULY 19, 1999
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-    OEM Systems Division increased revenues 35% over Q2 1999.

- Software Systems Division shipped new versions of its Encore! Process Composer(TM), Encore! Performance(TM) software and booked significant orders for new customer licenses, upgrades and consulting services.

"Throughout the industry downturn, we have continued to invest in research and development to strengthen our position in the market. We have also managed our balance sheet to produce a strong cash position. As the industry continues its ascent, we continue to roll out new technologies, gain market share and expect to bring revenues and earnings back to previous levels," concluded Tyson.

ABOUT PRI AUTOMATION
PRI Automation, Inc., headquartered in Billerica, Massachusetts, is the leading global supplier of advanced factory automation systems and software that optimize the productivity of semiconductor and precision electronics manufacturers as well as OEM process tool manufacturers. PRI is the only company to provide a tightly integrated and flexible hardware and software solution that optimizes the flow of products, data, materials and resources throughout the production chain. The company has thousands of systems installed in approximately one hundred locations throughout the world. For more information visit PRI online at WWW.PRIA.COM.

SOME OF THE STATEMENTS MADE IN THIS RELEASE ARE FORWARD-LOOKING, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS THAT RELATE TO THE COMPANY'S FUTURE BOOKINGS, REVENUE AND OPERATING EXPENSES, MANAGEMENT'S PLANS AND OBJECTIVES FOR FUTURE OPERATIONS AND STATEMENTS RELATING TO THE RECENT UPTURN IN THE SEMICONDUCTOR INDUSTRY. THE COMPANY'S ACTUAL RESULTS OF OPERATIONS MAY DIFFER MATERIALLY FROM FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY DUE TO A NUMBER OF RISKS, INCLUDING: THE COMPANY'S LENGTHY SALES CYCLE MAKES IT DIFFICULT TO ANTICIPATE SALES; THE COMPANY'S OPERATING RESULTS FLUCTUATE SIGNIFICANTLY AND ARE AFFECTED BY THE HIGH PRICE AND RELATIVELY SMALL NUMBER OF SYSTEMS IT SELLS, VARIATIONS IN ITS GROSS MARGINS, AND ITS SIGNIFICANT FIXED COSTS; THE COMPANY DEPENDS ON A LIMITED NUMBER OF CUSTOMERS; THE COMPANY HAS INVESTED HEAVILY IN 300MM WAFER TECHNOLOGY, WHICH IS BEING ADOPTED MORE SLOWLY THAN THE COMPANY EXPECTED; AND THE COMPANY FACES SIGNIFICANT COMPETITION FROM OTHER AUTOMATION COMPANIES. THE COMPANY ENCOURAGES READERS OF FORWARD-LOOKING INFORMATION CONCERNING THE COMPANY TO REFER TO ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998, WHICH SET FORTH CERTAIN RISKS AND UNCERTAINTIES THAT MAY HAVE AN IMPACT ON THE FUTURE RESULTS AND DIRECTION OF THE COMPANY.

Encore! Process Composer and Encore! Performance are registered trademarks of PRI Automation, Inc. All other trademarks are the property of their respective company.


                             - FINANCIALS ATTACHED-


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PRI AUTOMATION REPORTS THIRD QUARTER RESULTS
JULY 19, 1999
3 OF 4


                              PRI AUTOMATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                         THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                        6/27/99        6/28/98              6/27/99         6/28/98
                                                     ---------      ---------            ----------       ---------

Net revenue....................................       $ 34,494       $ 43,458              $ 94,420        $171,084
Cost of revenue................................         19,875         30,531                58,793          95,425
                                                     ---------      ---------            ----------       ---------

Gross profit...................................         14,619         12,927                35,627          75,659

Operating expenses:
    Research and development...................         11,507         11,485                32,796          33,976
    Selling, general and administrative........          9,809         12,608                28,532          37,667
    Acquired in-process research and
        development............................             --             --                    --           8,417
    Merger costs and special charges...........             --          1,640                 6,450           8,453
                                                     ---------      ---------            ----------       ---------

        Total operating expenses...............         21,316         25,733                67,778          88,513

Operating loss.................................         (6,697)       (12,806)              (32,151)        (12,854)
Other income, net..............................            877            214                 2,158             386
                                                    ----------     ----------            ----------      ----------

Loss before income taxes.......................         (5,820)       (12,592)              (29,993)        (12,468)
Provision for (benefit from) income taxes......          7,301         (4,189)                  985          (1,860)
                                                     ---------      ----------          -----------        ---------

Net loss.......................................       $(13,121)      $ (8,403)             $(30,978)       $(10,608)
                                                     ---------      ---------            ----------       ---------
                                                     ---------      ---------            ----------       ---------

Basic and diluted net loss per common share....        $(0.60)        $(0.40)               $(1.44)         $(0.51)

Weighted average shares used in basic and
    diluted share calculations.................         21,736         21,045                21,491          20,938




                       PRO FORMA NET LOSS PER COMMON SHARE
            (TO REFLECT THE CONVERSION OF EQUIPE TECHNOLOGIES FROM AN S-CORPORATION TO A C-CORPORATION FOR INCOME TAX PURPOSES)


                                                                                                          NINE MONTHS
                                                                                                             ENDED
                                                                                                            6/28/98
                                                                                                          -----------

Historical net loss ..................................................................................     $(10,608)
Adjustment to Equipe income tax expense ..............................................................       (1,156)
                                                                                                           --------

Pro forma net loss ...................................................................................     $(11,764)
                                                                                                           --------
                                                                                                           --------

Pro forma basic and diluted net loss per
    common share ......................................................................................    $  (0.56)


                                    - MORE -


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PRI AUTOMATION REPORTS THIRD QUARTER RESULTS
JULY 19, 1999
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                              PRI AUTOMATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                               JUNE 27,                 SEPTEMBER 30,
                                                                                 1999                       1998
                                                                             -----------                -----------
ASSETS
Cash and cash equivalents.........................................              $ 60,008                   $ 57,047
Accounts receivable, net..........................................                27,756                     34,443
Contracts in progress.............................................                 4,744                      9,017
Inventories.......................................................                22,279                     27,494
Deferred income taxes, current....................................                    --                      7,832
Other current assets..............................................                 7,133                      7,254
Property and equipment, net.......................................                18,832                     20,306
Other assets, net.................................................                 2,866                      4,085
                                                                             -----------                -----------

     Total assets.................................................              $143,618                   $167,478
                                                                             -----------                -----------
                                                                             -----------                -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Accounts payable...............................................              $ 11,431                   $ 12,281
   Accrued expenses and other liabilities.........................                18,530                     17,331
   Billings in excess of revenue and customer advances............                14,344                     14,726

Minority interests................................................                   170                         --

Stockholders' equity..............................................                99,143                    123,140
                                                                              ----------                  ---------

     Total liabilities and stockholders' equity...................              $143,618                   $167,478
                                                                             -----------                -----------
                                                                             -----------                -----------